UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2020

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-38167 (Commission File Number)	81-2402421 (IRS Employer Identification No.)
1720 Peachtree Street, Suite 629 Atlanta, GA (Address of principal executive offices)	30309 (Zip code)
(404) 234-3098 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2020, the board of directors (the “Board”) of American Virtual Cloud Technologies, Inc. (the “Company”), upon the recommendation of its nominating committee, appointed Kent Mathy as a new director of the Company, effective immediately. The Board has determined that Mr. Mathy is an independent director within the meaning of applicable rules of the Nasdaq Stock Market. No determination has been made as to any committees of the Board on which Mr. Mathy may serve.

Mr. Mathy, age 60, currently serves on the Board of Directors of Everbridge Inc. (Nasdaq:EVBG) and JourneyCare Hospice and formerly served as the President and CEO of Sequential Technology International, a business process outsourcer serving large enterprises. Mr. Mathy retired in 2016 as AT&T Inc.’s (NYSE:T) President of the Southeast Region. Previously, Mr. Mathy served as President of AT&T’s North Central Region. Prior to that, he was President-Business Markets Group at Cingular Wireless. Mr. Mathy joined AT&T Wireless Services in 2003 as Executive Vice President leading the Enterprise Solutions Group. Earlier in his career, Mr. Mathy served as Chairman and CEO of Celox Networks, a telecommunications network equipment company. Before joining Celox Networks, he was with AT&T (prior to its merger with SBC) for more than 18 years holding numerous management positions across the United States.

Mr. Mathy has also served on the Board of Directors of Ribbon Communications (Nasdaq:RBBN) and Rogers Wireless, a subsidiary of Rogers Communications, Inc. (NYSE:RCI). Mr. Mathy holds a Bachelor of Business Administration Degree from the University of Wisconsin-Oshkosh. As a result, Mr. Mathy possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills and experience.

In connection with his appointment, the compensation committee of the Company granted Mr. Mathy 60,000 restricted stock units, each representing a contingent right to receive one share of the Company’s common stock, vesting in four equal annual installments, provided he continues to serve on such date. In addition, the Company will enter into an indemnification agreement with Mr. Mathy in the same form as the indemnification agreements the Company has entered into with its other directors, which has been filed or incorporated by reference as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020 filed with the SEC on June 29, 2020. In general, the indemnification agreement provides for, among other things, indemnification of Mr. Mathy by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

There are no arrangements or understandings between Mr. Mathy and any other persons pursuant to which Mr. Mathy was selected as a director of the Company and Mr. Mathy is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

A copy of the press release issued by the Company regarding Mr. Mathy’s appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated July 7, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.
By: /s/ Thomas H. King
Name: Thomas H. King Title: Chief Financial Officer

Date: July 7, 2020

3